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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Onconova Therapeutics, Inc. for the registration of 54,463 shares of common stock, and to the incorporation by reference therein of our report dated April 1, 2019, with respect to the consolidated financial statements of Onconova Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 17, 2019

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm